                               AMENDMENT NO. 2 TO
                    AMENDED AND RESTATED MULTIPLE CLASS PLAN

                                       OF

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED MULTIPLE CLASS PLAN is
made as of the 3rd day of December, 2001, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amended and Restated Multiple
Class Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Amended and Restated
Multiple Class Plan dated as of March 1, 2001, to be effective May 1, 2001, as amended by Amendment No. 1 dated April 30, 2001 (the "Plan"); and

         WHEREAS, several of the Funds have merged out of existence; and

         WHEREAS, the parties desire to amend the Plan to remove those Funds merged out of existence.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         2. After the date hereof, all references to the Plan shall be deemed to mean the Amended and Restated Multiple Class Plan, as amended to date and as amended by this Amendment No. 2.

         3. In the event of a conflict between the terms of this Amendment No.2 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 2 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 2, the parties hereby confirm and ratify the Plan.

         4. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY STRATEGIC ASSET
                                        ALLOCATIONS, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    BY:  /*/Charles A. Etherington
                                            Charles A. Etherington
                                            Vice President of each of the Issuers

                                            SCHEDULE A

                                Companies and Funds Covered by this Multiclass Plan
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
                                                               Investor       Institutional       Advisor             C
                           Fund                                  Class            Class            Class            Class
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century Capital Portfolios, Inc.
*        Equity Income Fund                                       Yes              Yes              Yes              Yes
*        Value Fund                                               Yes              Yes              Yes              Yes
*        Real Estate Fund                                         Yes              Yes              Yes              No
*        Small Cap Value Fund                                     Yes              Yes              Yes              Yes
*        Equity Index Fund                                        Yes              Yes               No              No
*        Large Cap Value Fund                                     Yes              Yes              Yes              Yes
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century Mutual Funds, Inc.
*        Balanced Fund                                            Yes              Yes              Yes              No
*        Growth Fund                                              Yes              Yes              Yes              Yes
*        Heritage Fund                                            Yes              Yes              Yes              Yes
*        Select Fund                                              Yes              Yes              Yes              No
*        Ultra Fund                                               Yes              Yes              Yes              Yes
*        Veedot Fund                                              Yes              Yes              Yes              No
*        Vista Fund                                               Yes              Yes              Yes              Yes
*        Giftrust Fund                                            Yes              No                No              No
*        New Opportunities Fund                                   Yes              No                No              No
*        High-Yield Fund                                          Yes              No               Yes              Yes
*        Tax-Managed Value Fund                                   Yes              Yes              Yes              No
*        Veedot Large-Cap Fund                                    Yes              Yes              Yes              No
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century Strategic Asset Allocations, Inc.
*        Strategic Allocation: Aggressive Fund                    Yes              Yes              Yes              Yes
*        Strategic Allocation: Conservative Fund                  Yes              Yes              Yes              No
*        Strategic Allocation: Moderate Fund                      Yes              Yes              Yes              Yes
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century World Mutual Funds, Inc.
*        Emerging Markets Fund                                   Yes              Yes              Yes              Yes
*        Global Growth Fund                                      Yes              Yes              Yes              Yes
*        International Growth Fund                               Yes              Yes              Yes              Yes
*        International Discovery Fund                            Yes              Yes              Yes              No
*        Life Sciences Fund                                      Yes              Yes              Yes              Yes
*        Technology Fund                                         Yes              Yes              Yes              Yes
------------------------------------------------------------ -------------- ------------------ --------------- ----------------

By:      /*/Charles A. Etherington
Name:    Charles A. Etherington
Title:   Vice President
Date:    December 3, 2001